UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 24, 2006

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 24, 2006 the Company executed a commitment letter for a $700 million secured credit facility (the "New Credit Facility") from National City Bank and Credit Suisse. The New Credit Facility provides for a five-year, $300 million multi-currency senior revolving credit facility and a six-year, $400 million term loan facility. The new revolving credit facility will be used for working capital and general corporate purposes and the term loans, if drawn, will be used to refinance the Company's existing indebtedness.

The New Credit Facility will replace the Company’s existing revolving credit facility which was due to expire in September 2006. The Company obtained a waiver from the lenders in its existing revolving credit facility to extend reporting requirements for up to 90 days for the 2004 period and to the expiration of the facility for the periods 2005 and 2006. The extension will give the Company time to put the New Credit Facility in place. In addition, the Company indicated it expects to continue its current asset securitization program.

The revolving credit facility will bear interest at a rate equal to, at the Company’s option, either (1) LIBOR or (2) the Alternate Base Rate ("ABR") which is the higher of the Prime Rate and the Federal Funds Effective Rate plus 0.5%; plus, in each case, applicable margins based on the Company’s index debt rating. The New Credit Facility will be secured by substantially all of the Company’s assets, including the stock of 65% of the Company’s material foreign subsidiaries and the stock and assets of material domestic subsidiaries, excluding trade receivables and related collateral sold pursuant to the Company’s accounts receivable securitization program and certain inventory subject to its metals consignments. The New Credit Facility will contain certain operating covenants, the details of which are subject to negotiation, and customary financial covenants, including a leverage ratio and a fixed charge coverage ratio.

The New Credit Facility is subject to, among other conditions, the negotiation, execution and delivery of definitive documentation with respect to the New Credit Facility; completion of lender’s due diligence procedures; the absence of a disruption or adverse change in the financial, banking or capital markets; the nonoccurrence of events that have a material adverse effect on the Company’s business (for such purposes, the restatement of the Company’s financial statements or the NYSE’s delisting of the Company’s common shares will not be considered a material adverse effect); and compliance with certain financial measures at the closing date.

Item 7.01 Regulation FD Disclosure.

On March 30, 2006 the Company issued a press release announcing the financing commitments. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1: Ferro Corporation Senior Credit Facilities Commitment Letter

Exhibit 99.1: Press Release

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

March 30, 2006	By:	Thomas M. Gannon

Name: Thomas M. Gannon
Title: Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Ferro Corporation Senior Credit Facilities Commitment Letter
99.1	Press Release